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Exhibit 10.4

ORGANIZER CONTRIBUTION AND
JOINT VENTURE AGREEMENT

        THIS ORGANIZER CONTRIBUTION AND JOINT VENTURE AGREEMENT (the "Agreement") is entered into among the Organizers (as defined below) of a proposed bank to be located in Greenville, South Carolina (the "Bank").

PREAMBLE

        The undersigned organizers of the Bank, and those who may hereafter join in the execution of this Agreement as additional organizers of the Bank at the invitation of the original organizers (collectively, the "Organizers"), have agreed to join together for the purpose of preparing and filing an application with the appropriate authorities to organize the Bank and, if deemed desirable, a holding company for the Bank. The Organizers have agreed among themselves to underwrite the organizational and pre-opening expenses of the Bank, subject to being reimbursed out of the proceeds of the initial capitalization of the Bank. The Organizers anticipate obtaining a line of credit, guaranteed by the Organizers, to be used to fund these expenses, but will be subject to capital calls for the expenses if necessary. The Organizers desire to divide among themselves responsibility for payment of such expenses in the event the proposed organization of the Bank is unsuccessful.

        FOR AND IN CONSIDERATION of the foregoing, the undersigned agree as follows:

        1.    Formation.    The Organizers hereby form and create a joint venture for the purposes and on the terms and conditions herein set forth (the "Venture"). The name of the Venture shall be NGCB Partners. If the Organizers determine to form a holding company for the Bank, the organizational activities described in this Agreement will be conducted through the holding company, in accordance with its articles of incorporation and bylaws. If deemed appropriate by the Manager (as defined below), the Organizers may form a limited liability company through which to conduct these organizational activities.

        2.    Purposes.    The purposes of this Venture are to fund and administer the organization of the Bank, to pay the expenses incident thereto, and to acquire for the benefit of the Bank (or in the event of the unsuccessful organization of the Bank, for investment and subsequent disposition) real property for use as the Bank's offices, and to enter into agreements and execute other instruments and documents incident to these purposes.

        3.    Service on the Board of Directors of the Holding Company and the Bank.    It is currently anticipated that each of the Organizers will serve as a member of the board of directors of the holding company and the Bank. However, execution of this Agreement does not entitle the person signing it to serve on the board of either the holding company or the Bank. These decisions will be made by a majority vote of the Organizers. As noted in Paragraph 8 below, any Organizer may be removed as an Organizer of the Venture by majority vote of the Organizers.

        4.    Contribution to Capital.    With the exception of Russ Williams and Paula King, each of the Organizers shall contribute $10,000 (the "Share") to the Venture at the time such Organizer executes this Agreement. The Organizers contemplate that these funds will be invested in an account to be used for organizational expenses to the extent necessary. In lieu of a $10,000 contribution to the Venture, Russ Williams and Paula King will forego salaries and contribute their full time and effort to the Venture until July 1, 2005. The Organizers also contemplate that the Venture or the holding company will obtain a line of credit from another financial institution (the "Lender"), which line of credit will be or has been guaranteed by each of the Organizers and which may be secured by the organizational bank account. The Organizers contemplate that the line of credit will be used for all organizational expenses and will be repaid by the Bank once it opens, but the Organizers acknowledge that they will be responsible for the organizational expenses to the extent they are not covered by the line of credit.

        5.    Rights of Contribution.

          (a)   The Organizers agree that if any Organizer shall at any time have paid to the Lender, with respect to the line of credit, an amount in excess of his Share of the total amount paid by the Organizers ("Total Payment"), such Organizer shall have a right of contribution against the other Organizers as set forth in Paragraph 5(b) below. The Organizers further agree that the rights and obligations set forth in the foregoing sentence shall be in full force and effect notwithstanding any provision of applicable law or any provision in any other loan document to the contrary, or any such provision which might be implied or construed to suggest a contrary result, including any provisions whereby the parties, as Organizers, waive any rights against, or any obligations of, the Lender, except to the extent this right of contribution is subordinate to the Lender's rights.

          (b)   Each of the Organizers agrees that if one or more Organizers (the "Paying Parties") have paid an amount which exceeds his or their Shares of the Total Payment at any given time ("Excess Amount"), the remaining Organizers shall, on demand, collectively pay the Excess Amount to the Paying Parties, so that after such payments to the Paying Parties each of the Organizers ultimately bears a pro rata portion (based on the total number of Organizers) of the Total Payment. The rights and obligations set forth in this Paragraph 5(b) shall apply to all payments made by an Organizer whether made voluntarily or involuntarily, including amounts realized by the Lender through execution on one or more judgments obtained to enforce the guaranties.

          (c)   In the event of any payment of an Excess Amount under this Agreement, the Paying Party shall be subrogated to all of rights of recovery of the Lender and its subsidiaries and affiliates under the Guaranty, and such right of subrogation may be enforced pursuant to any cause of action in law or equity.

        6.    Management.

          (a)   Control of the Venture and all of its affairs shall be in the Organizers. Except as specified below, decisions shall be made and actions approved by a majority in number of the Organizers, except that no Organizer shall be entitled to vote until he or she has contributed the amount of capital required under Paragraph 4.

          (b)   If the Organizers determine it to be in the best interest of the Venture, the Organizers may form an Executive Committee for the Venture. The Executive Committee shall have the authority to conduct those organizational activities delegated to it by Organizers. The members of the Executive Committee shall be appointed by a vote of the majority of Organizers.

          (c)   The Organizers designate Russel T. Williams as manager of the Venture (the "Manager"). The Manager is to serve in such capacity until such time as the Organizers designate a new Manager by a vote of at least 70% of the Organizers. The Manager shall not receive a salary or any other compensation for serving as the Manager, except as determined from time to time by the affirmative vote of at least 70% of the Organizers. However, the Organizers also intend to enter into employment agreements with Russel T. Williams and Paula S. King. If the Organizers determine to form a holding company for the Bank, these employment agreements will be entered into with or assigned to the holding company, and the organizational activities described in this Agreement will be conducted through the holding company, in accordance with its articles of incorporation and bylaws. Nevertheless, until the opening of the Bank, each Organizer will be personally responsible for a pro rata portion (based on the total number of Organizers) of the amounts due under the employment agreements in the event such amounts are not paid by the holding company.

          (d)   The Organizers hereby delegate to the Manager the responsibility for the day-to-day management and ministerial acts of the Venture, and all questions relating to the usual daily business affairs and ministerial acts of the Venture shall rest in the Manager. Subject to the express limitations of this Agreement, the Manager is authorized to do any and all things and to execute and deliver on behalf of the Venture any and all agreements, instruments and other documents necessary to effectuate the purposes of the Venture. The Manager shall keep accurate books of account of the Venture's collections and expenditures, which shall be open to inspection by any Organizer at any reasonable time. The Manager shall furnish periodic reports of the Venture's collections and expenditures to the Organizers.

          (e)   No Organizer (including the Manager) shall, without the consent of a majority of the Organizers (or the Executive Committee, if one is formed):

    (i)
    do any act in contravention of this Agreement;

    (ii)
    do any act which would make it impossible to carry on the business of the Venture;

    (iii)
    borrow money in the Venture's name, or utilize collateral owned by the Venture as security for such loans (except for the line of credit from the Lender referenced in Paragraph 4 above, which the Organizers hereby approve and authorize the Manager to obtain);

    (iv)
    enter into any contract on behalf of or which binds the Venture; or

    (v)
    pledge or transfer his or her interest in the Venture, except pursuant to this Agreement.

        7.    Reimbursement of Contributions.    The Organizers contemplate that, upon preliminary approval by the regulatory authorities of the application to organize the Bank, the initial capitalization of the Bank will be accomplished through a public offering of common stock of the Bank or its holding company. Upon completion of the offering, the Organizers contemplate that the holding company or Bank will promptly reimburse the Organizers (including any Organizer who has withdrawn or been removed from the Venture) for the organizational expenses advanced by them. Each of the Organizers contemplates that he or she will purchase at least the dollar amount of stock in the offering set out beside his or her name on the signature page hereto. This is a nonbinding statement of intent, and the stock of the Bank or holding company will be offered only pursuant to a prospectus or offering circular. If the application to organize does not receive regulatory approval, or if the offering of stock is not successful in raising the minimum capitalization required to open the Bank, or if the Organizers by majority vote elect to abandon the Venture, then the organizational expenses will be borne by the Organizers. Such expenses will be paid first from the account referenced in Paragraph 4 above and, to the extent necessary, each Organizer will be responsible for his or her pro rata portion (based on the total number of Organizers) of any remaining expenses. The amount of any deficit due the organizational expense fund or any surplus from the expense fund which may be reimbursed to the Organizers shall be computed by the Manager and shall be promptly paid after abandonment of the Venture.

        8.    Withdrawal or Removal of an Organizer.    Any Organizer may withdraw from the Venture upon written notice to the Manager. A withdrawing Organizer shall not be entitled to any refund of any funds paid into the Venture, reimbursement for funds paid for the Venture, or release from the line of credit or other obligations as an Organizer except as set forth in Paragraph 7 above. Any Organizer may be removed as an Organizer of the Venture upon a vote of a majority of the remaining Organizers. In such event, the remaining Organizers shall reimburse the removed Organizer for all funds paid into the Venture and cause such removed Organizer to be released from the line of credit and other obligations as an Organizer.

        9.    Additional Organizers.    This Agreement will remain open for execution by additional Organizers who are invited to join the organizing group by the consent of a majority of the then existing Organizers.

        10.    Miscellaneous.    This Agreement shall be construed under and in accordance with the laws in the state of South Carolina. This Agreement may be executed by the Organizers in two or more counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Organizers have executed this Agreement as of the date first written above.

Organizer		Signature and Date	Anticipated Stock Purchase
Name: Jeffrey Dezen Address: 103 Holbrook Trail Greenville, SC 29605 Email: .		/s/ Jeffrey Dezen April 13, 2005	$150,000
Telephone:	864-271-4109(H) 864- (C) 864-233-3776(O)
Organizer		Signature and Date	Anticipated Stock Purchase
Name: Roger H. Gower, MD Address: 140 Seven Oaks Drive Greenville, SC 29605		/s/ Roger H. Gower April 13, 2005	$200,000
Email: rhg1031@aol.com
Telephone:	864-235-0708(H) 864-270-3548(C) 864-295-4210(O)
Organizer		Signature and Date	Anticipated Stock Purchase
Name: Frank B. Halter, Jr. Address: 22 Victory Avenue Greenville, SC 29601		/s/ Frank B. Halter, Jr. April 13, 2005	$100,000
Email: bhalter@coldwellbankercaine.com
Telephone:	864-271-5076(H) 864-270-2088(C) 864-250-4640(O)
Organizer		Signature and Date	Anticipated Stock Purchase
Name: Rodger Bruce Harman Address: 205 Terramont Drive Greenville, SC 29615		/s/ Rodger Bruce Harman April 13, 2005	$200,000
Email: bruce@rlkunz.com
Telephone:	864-268-3086(H) 864-630-9577(C) 864-271-2590(O)

Organizer		Signature and Date	Anticipated Stock Purchase
Name: Arthur L. Howson, Jr. Address: 13 Woodvale Avenue Greenville, SC 29605		/s/ Arthur L. Howson, Jr. April 13, 2005	$100,000
Email: ahowson@gwblawfirm.com
Telephone:	864-233-3129(H) 864- (C) 864-271-5352(O)
Organizer		Signature and Date	Anticipated Stock Purchase
Name: Paula S. King Address: 33 Chosen Court Greer, SC 29650		/s/ Paula S. King April 13, 2005	$150,000
Email: pking@netscape.com
Telephone:	864-268-0469(H) 864-230-9433(C) 864-268-0469(O)
Organizer		Signature and Date	Anticipated Stock Purchase
Name: Robert Lee Kunz Address: 248 Ingleside Way Greenville, SC 29615		/s/ Robert Lee Kunz April 13, 2005	$135,000
Email: rkunz@aol.com
Telephone:	864-271-4230(H) 864-363-6591(C) 864-271-2590(O)
Organizer		Signature and Date	Anticipated Stock Purchase
Name: Jon T. McClure Address: 1008 North Main Street Greenville, SC 29609		/s/ Jon T. McClure April 13, 2005	$134,000
Email: jon@isopoly.com
Telephone:	864-233-8097(H) 864-430-5050(C) 864-876-4300(O)

Organizer		Signature and Date	Anticipated Stock Purchase
Name: David A. Merline, Jr. Address: 56 Round Pond Road Greenville, SC 29607		/s/ David A. Merline, Jr. April 13, 2005	$150,000
Email: dmerlinejr@merlineandmeacham.com
Telephone:	864-458-7503(H) 864- (C) 864-242-4080(O)
Organizer		Signature and Date	Anticipated Stock Purchase
Name: William H. Pelham Address: 92 Forest Lane Greenville, SC 29605		/s/ William H. Pelham April 13, 2005	$200,000
Email: bill.pelham@pelhamarchitects.com
Telephone:	864-242-9944(H) 864- (C) 864-271-7633(O)
Organizer		Signature and Date	Anticipated Stock Purchase
Name: Russel T. Williams Address: 14 Parkins Glen Court Greenville, SC 29607		/s/ Russel T. Williams April 13, 2005	$250,000
Email: rtjgwilliams@msn.com
Telephone:	864-422-1675(H) 864-979-7117(C) 864-422-1675(O)

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ORGANIZER CONTRIBUTION AND JOINT VENTURE AGREEMENT
PREAMBLE